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                       Subsidiaries of the Company

Kansas City Southern Industries, Inc., a Delaware Corporation, has no parent. All subsidiaries of the Company listed below are included in the consolidated financial statements unless otherwise indicated
                                                                State or
                                              Percentage    other Jurisdiction
                                                  of        of Incorporation
                                               Ownership      or Organization

Animal Resources, Inc. (3)*                          49%      Missouri
BBOI Worldwide LLC * (7)                             50       Delaware
Berger Associates, Inc.                             100       Delaware
Berger/Bay Isle LLC * (7)                            50       Delaware
Berger Distributors, Inc. (21)                      100       Delaware
Canama Transportation (15)                          100       Cayman Islands
Carland, Inc. (2)                                   100       Delaware
Caymex Transportation, Inc. (22)                    100       Delaware
DST Systems, Inc.*                                   32       Missouri
FAM Holdings, Inc.                                  100       Delaware
FAM UK Limited (17)                                 100       United Kingdom
Fillmore Agency, Inc. (6)                           100       Colorado
Fountain Investments, Inc.                          100       Missouri
Fountain Investments UK (17)                        100       United Kingdom
Gateway Eastern Railway Company (13)                100       Illinois
Gateway Western Railway Company (8)                 100       Illinois
Global Terminaling Services(4)
  (formerly Pabtex, Inc)                            100       Delaware
Grupo Transportacion Ferroviaria
           Mexicana, S.A. de C.V.*(14)               37       Mexico
Janus Capital Corporation                            82       Colorado
Janus Capital International Ltd (6)                 100       Colorado
Janus Distributors, Inc. (6)                        100       Colorado
Janus Service Corp. (6)                             100       Colorado
Joplin Southern Corporation (12)                     47       Missouri
Joplin Union Depot*                                  33       Missouri
Joseph Nelson Limited (19)                          100       United Kingdom
Kansas City Southern Lines, Inc.                    100       Delaware
KC Terminal Railway (23)                              8       Missouri
KCS Transportation Company (22)                     100       Delaware
KCS Transport Co., Inc. (4)                         100       Louisiana
Landa Motor Lines (4)                               100       Texas
Louisiana, Arkansas & Texas Trans. Co. (4)          100       Delaware
Martec Pharmaceutical, Inc. * (3)                    49       Delaware
Mexrail, Inc.*                                       49       Delaware
Mid-South Microwave, Inc.                           100       Delaware
NAFTA Rail, S.A. de C.V. (15)                       100       Mexico
Nelson Investment Planning Limited (20)             100       United Kingdom
Nelson Investment Management Limited (19)           100       United Kingdom
Nelson Money Managers plc (18)                       80       United Kingdom
North American Freight Transportation
 Alliance Rail Corporation (15)                     100       Delaware
Panama Canal Railway Company (16)                    50       Cayman Islands
Port Arthur Bulk Marine Terminal Co. (10)            80       Partnership
PVI, Inc.  100                                      100       Delaware
Rice-Carden Corporation (22)                        100       Missouri
Southern Capital Corporation, LLC * (23)             50       Delaware

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                                                              State or
                                              Percentage   other Jurisdiction
                                                  of        of Incorporation
                                               Ownership      or Organization
Southern Development Company (22)                   100       Missouri
Southern Group, Inc. (1)                            100       Delaware
Southern Industrial Services, Inc. (22)             100       Delaware
Taproot Limited (19)                                100       United Kingdom
The Kansas City Southern Railway Company (22)       100       Missouri
The Texas Mexican Railway Company* (9)              100       Texas
TFM, S.A. de C.V.* (11)                              80       Mexico
Tolmak, Inc. (22)                                   100       Delaware
TransFin Insurance, Ltd. (22)                       100       Vermont
Trans-Serve, Inc. (4) (5)                           100       Delaware
Veals, Inc. (22)                                    100       Delaware
Wyandotte Garage Corporation (22)                    80       Missouri


*          Unconsolidated Affiliate, Accounted for Using the Equity Method

 (1)       Subsidiary of The Kansas City Southern Railway Company
 (2)       Subsidiary of Southern Group, Inc.
 (3)       Subsidiary of PVI, Inc.
 (4)       Subsidiary of Southern Industrial Services, Inc.
 (5)       Conducting business as Superior Tie & Timber
 (6)       Subsidiary of Janus Capital Corporation
 (7)       Unconsolidated Affiliate of Berger Associates, Inc.
 (8)       Subsidiary of KCS Transportation Company
 (9)       Subsidiary of Mexrail, Inc.
(10)       Subsidiary of Rice-Carden Corporation
(11)       Subsidiary of Grupo TFM
(12)       Subsidiary of Southern Development Company
(13)       Subsidiary of Gateway Western Railway Company
(14)       Subsidiary of NAFTA Rail, S.A. de C.V.
(15)       Subsidiary of Caymex Transportation, Inc.
(16)       Subsidiary of Canama Transportation
(17)       Subsidiary of FAM Holdings, Inc.
(18)       Subsidiary of FAM UK Limited
(19)       Subsidiary of Nelson Money Managers plc
(20)       Subsidiary of Joseph Nelson Limited
(21)       Subsidiary of Berger Associates, Inc.
(22)       Subsidiary of Kansas City Southern Lines, Inc.
(23)       Unconsolidated affiliate of The Kansas City Southern Railway Company



Subsidiaries and Affiliates not shown, if taken in the aggregate, would not constitute a significant subsidiary of the Company. Subsidiaries and affiliates of DST Systems, Inc. are not shown.